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                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LABARGE, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF OCTOBER, A.D. 1995, AT 10 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.















                                              /s/ Edward J. Freel
              [SECRETARY OF STATE SEAL]      -----------------------------------
                                             Edward J. Freel, Secretary of State


0672724  8100                                 AUTHENTICATION:    7691214

                                                        DATE:
950248682                                                        10-27-95



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                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION


     LaBarge, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of said corporation, duly held on August 15, 1995, the Board of Directors adopted a resolution proposing the following amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable, and calling for presentation of said resolutions to the stockholders. The resolutions are as follows:
           RESOLVED, that the Certificate of Incorporation of this Corporation be, and the same hereby is, amended by adding a new Article TENTH thereto to read in its entirety as follows:

                "TENTH: As to the following matters, the affirmative vote of two-thirds (2/3's) of the shares entitled to vote shall be required to approve any proposed stockholder action which otherwise requires stockholder approval under the Delaware General Corporation Law: (a) to sell, exchange, transfer or otherwise dispose of all or substantially all of the corporation's property and assets; (b) to dissolve or liquidate the corporation; (c) to merge or consolidate the corporation with or into another corporation; or (d) to amend, alter or delete from the Certificate of Incorporation this Article TENTH or the paragraph numbered "2" of Article EIGHTH hereof."

           FURTHER RESOLVED, that this proposed Amendment to the Certificate of Incorporation shall be presented for vote to the stockholders of the Corporation at the Annual Meeting of Stockholders to be held October 26, 1995 with the Board's recommendation that the stockholders vote 'for' the proposed Amendment and, upon receipt of the affirmative vote of a majority of the shares entitled to vote, shall be duly adopted; and


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           FURTHER RESOLVED, that the proper officers of this Corporation are hereby authorized and directed, upon approval of this Amendment by the shareholders of the Corporation, to execute and file with the Secretary of State of Delaware a Certificate of Amendment to the Certificate of Incorporation to reflect the amendment made hereby.

     SECOND: That thereafter, at the Annual Meeting of Stockholders of this corporation duly called and held on the 26th day of October, 1995, more than a majority of the outstanding stock entitled to vote on said amendment was voted in favor thereof.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said LaBarge, Inc. has caused this Certificate to be signed by Craig E. LaBarge, its President, and William J. Maender, its Secretary, this 26th day of October, 1995.

                                 LaBARGE, INC.


Attest:  William J. Maender             By  Craig E. LaBarge
        ----------------------             ------------------------
           Secretary                           President




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